                                                                     EXHIBIT 3.1


                     RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                         CONTINENTAL CABLEVISION, INC.

                          Under Sections 242 and 245
                                    of the
                       Delaware General Corporation Law


     CONTINENTAL CABLEVISION, INC. (hereinafter the "Corporation"), a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:


  FIRST:  The name of the Corporation is Continental Cablevision, Inc.
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  SECOND:  The original Certificate of Incorporation of the Corporation was
  ------
filed with the Secretary of State, Dover, Delaware, on May 29, 1963.

  THIRD:  This Restated Certificate of Incorporation restates, integrates and
  -----
further amends the provisions of the Certificate of Incorporation of the Corporation as heretofore amended, restated or supplemented.

  FOURTH:  This Restated Certificate of Incorporation is intended to
  ------
constitute a tax-free recapitalization of the Corporation under Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended.

  FIFTH:  This Restated Certificate of Incorporation was duly adopted by the
  -----
Board of Directors and stockholders of the Corporation pursuant to Sections 242 and 245 of the Delaware General Corporation Law.

  SIXTH:  The text of this Restated Certificate of Incorporation of the
  -----
Corporation as amended, restated and
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supplemented is hereby restated and further amended to read in its entirety as follows:

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

                     RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                         CONTINENTAL CABLEVISION, INC.


  FIRST:  The name of the corporation (hereinafter the "Corporation") is
  -----
CONTINENTAL CABLEVISION, INC.

  SECOND:  The respective names of the County and of the City within the
  ------
County in which the registered office of the Corporation is located in the State of Delaware are the County of Kent and the City of Dover. The name of the registered agent of the Corporation is The Prentice-Hall Corporation System, Inc. The street and number of said registered office and the address by street and number of said registered agent is 32 Loockerman Square, Suite L-100, Dover, Kent County, Delaware 19901.

  THIRD:  The nature of the business of the Corporation and the objects or
  -----
purposes to be transacted, promoted or carried on by it are as follows: To engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

  FOURTH:  The aggregate number of shares of all classes of stock which the
  ------
Corporation is authorized to issue is 825,000,000 shares, of which 200,000,000 shall be shares of Preferred Stock, $.01 par value per share (the "Preferred Stock"), and 625,000,000 shall be shares of Common Stock, $.01 par value per share (the "Common Stock"), of which 425,000,000 shall be shares of Class A Common Stock, $.01 par value per share (the "Class A Common Stock"), and 200,000,000 shall be shares of Class B Common Stock, $.01 par value per share (the "Class B Common Stock").

  On the effective date of this Restated Certificate of Incorporation, each issued share of the Corporation's existing common stock, par value $.01, outstanding as of said effective date (the "Existing Common Stock") shall, without any action on the part of the holders thereof, be reclassified and changed into one fully paid and nonassessable share of Class A Common Stock, and the aggregate amount of stated capital represented by such shares of Class A Common Stock shall be equal to the aggregate amount of stated capital represented by the shares of Existing Common Stock so reclassified and changed.

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     Any and all such shares issued for which the full consideration has been paid or delivered, shall be deemed fully paid stock and the holders of such shares shall not be liable for any further call or assessment or any other payment thereon.

     No holder of any of the shares of stock of this Corporation, whether now or hereafter authorized or issued, shall be entitled as of right to purchase or subscribe for (1) any unissued stock of any class, or (2) any additional share of any class to be issued by reason of any increase of the authorized stock of the Corporation of any class, or (3) bonds, certificates of indebtedness, debentures or other securities convertible into stock of the Corporation or carrying any right to purchase stock of any class of the Corporation, but any such unissued stock or additionally authorized issue of any stock or other securities convertible into stock of the Corporation may be issued and disposed of pursuant to resolution of the Board of Directors to such persons, firms, corporations, associations or other entities and upon such terms as may be deemed advisable by the Board of Directors in the exercise of its discretion.

     Every reference in this Restated Certificate of Incorporation to a majority or other portion of shares of stock, including the provisions set forth in Articles NINTH and TENTH below, shall refer to such majority or other portion of the votes of such shares of stock.

     Preferred Stock.  The Board of Directors is expressly authorized to provide
     ---------------
for the issuance of all or any shares of the Preferred Stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such distinctive designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series and as may be permitted by the Delaware General Corporation Law, including, without limitation, the authority to determine with respect to the shares of any such class or series
(i) whether such shares shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates; (ii) whether such shares shall be entitled to receive dividends (which may be cumulative or non-cumulative) and, if so, the rates and conditions of such dividends, including the times at which such dividends are

                                      -4-
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payable and the preferences in relation to the dividends payable on any other class or classes or any other series of the same or any other class or classes of stock; (iii) the rights of such shares in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of such shares; (iv) whether such shares shall be convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine; (v) whether the class or series shall have a sinking fund for the redemption or purchase of such shares, and, if so, the terms and amount of such sinking fund; and (vi) any other relative rights, preferences or limitations.

     Common Stock.  Subject to all the rights which may be granted to holders of
     ------------
the Preferred Stock and except as otherwise required by applicable law, the relative voting, dividend, liquidation and other rights, preferences and limitations or restrictions of the Class A Common Stock and the Class B Common Stock are as follows:

         A.  Voting Rights and Powers.  Except as otherwise provided in this
             ------------------------
Restated Certificate of Incorporation, with respect to all matters upon which stockholders are entitled to vote, the holders of the outstanding shares of Class A Common Stock shall be entitled to one vote in person or by proxy for each share of Class A Common Stock standing in the name of such stockholders on the record of stockholders, and the holders of the outstanding shares of Class B Common Stock shall be entitled to ten votes in person or by proxy for each share of Class B Common Stock standing in the name of such stockholders on the record of stockholders. Except as otherwise required by applicable law or any other provision of this Restated Certificate of Incorporation, holders of Class A Common Stock and Class B Common Stock shall vote together as a single class on all matters submitted to the stockholders for a vote, including any amendment to this Restated Certificate of Incorporation which would increase or decrease the number of authorized shares of Class A Common Stock and Class B Common Stock, subject to any voting rights which may be granted to holders of Preferred Stock.

         B.  Dividends and Distributions.  At any time shares of Class A Common
             ---------------------------
Stock are outstanding, as and when dividends or other distributions payable in either cash, capital stock of the Corporation (other than Class A Common Stock or Class B Common

                                      -5-
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Stock) or other property of the Corporation may be declared by the Board of
Directors, the amount of any such dividend payable on each share of Class A Common Stock shall in all cases be equal to the amount of such dividend payable on each share of Class B Common Stock, and the amount of any such dividend payable on each share of Class B Common Stock shall in all cases be equal to the amount of the dividend payable on each share of Class A Common Stock. Dividends and distributions payable in shares of Class A Common Stock may not be made on or to shares of any class of the Corporation's capital stock other than the Class A Common Stock and dividends payable in shares of Class B Common Stock may not be made on or to shares of any class of the Corporation's capital stock other than the Class B Common Stock. If a dividend or distribution payable in shares of Class A Common Stock shall be made on the shares of Class A Common Stock, a dividend or distribution payable in shares of Class B Common Stock shall be made simultaneously on the shares of Class B Common Stock, and the number of shares of Class B Common Stock payable on each share of Class B Common Stock pursuant to such dividend or distribution shall be equal to the number of shares of Class A Common Stock payable on each share of Class A Common Stock pursuant to such dividend or distribution. If a dividend or distribution payable in shares of Class B Common Stock shall be made on the shares of Class B Common Stock, a dividend or distribution payable in shares of Class A Common Stock shall be made simultaneously on the shares of Class A Common Stock, and the number of shares of Class A Common Stock payable on each share of Class A Common Stock pursuant to such dividend or distribution shall be equal to the number of shares of Class B Common Stock payable on each share of Class B Common Stock pursuant to such dividend or distribution.

         C. Distribution of Assets Upon Liquidation. In the event the
            ---------------------------------------
Corporation shall be liquidated, dissolved or wound up, whether voluntarily or involuntarily, after there shall have been paid or set aside for the holders of all shares of the Preferred Stock then outstanding the full preferential amounts to which they may be entitled, if any, under the resolutions authorizing the issuance of such Preferred Stock, the net assets of the Corporation remaining thereafter shall be distributed equally to each share of Class A Common Stock and Class B Common Stock.

         D.  Optional Conversion of Class A Common Stock.
             -------------------------------------------

               (i) At any time commencing after the effective date of this Restated Certificate of Incorporation and ending 180 days thereafter, (the "Initial Conversion Period"), each fully paid share of the Class A Common Stock

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

     outstanding as of the effective date of this Restated Certificate of Incorporation, may be converted at the election of the registered holder thereof, as of the effective date of this Restated Certificate of Incorporation, into one share of Class B Common Stock. Any registered holder of shares of Class A Common Stock may elect to convert any or all of such shares at one time or at various times in such holder's discretion during such Initial Conversion Period. Such rights shall be exercised by the surrender of the certificate representing each share of Class A Common Stock (which certificate may be the certificate representing shares of Existing Common Stock, which on the effective date of this Restated Certificate of Incorporation automatically represents shares of Class A Common Stock) to be converted to the Corporation at its principal executive offices, accompanied by a written notice of the election by the registered holder thereof to convert and (if so required by the Corporation) by instruments of transfer, in form satisfactory to the Corporation, duly executed by such holder or his duly authorized attorney. The issuance of a certificate or certificates for shares of Class B Common Stock upon conversion of shares of Class A Common Stock shall be made without charge for any stamp or other similar tax in respect of such issuance. Each such certificate shall be issued to or registered in such name as provided in Section D (ii) below. As promptly as practicable after the surrender for conversion of a certificate or certificates representing shares of Class A Common Stock, the Corporation will deliver to, or upon the written order of, the registered holder of such certificate or certificates, a certificate or certificates representing the number of shares of Class B Common Stock issuable upon such conversion. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of the surrender of the certificate or certificates representing shares of Class A Common Stock (or, if the transfer books of the Corporation shall be closed on such date, then immediately prior to the close of business on the first date thereafter that said books shall be open), and all rights of such holder arising from ownership of shares of Class A Common Stock shall cease at such time and the person or persons in whose name or names that certificate or certificates representing shares of Class B Common Stock are to be issued shall be treated for all purposes as having become the record holder or holders of such shares of Class B Common Stock at such time and shall have and may exercise all the rights and powers appertaining thereto. The Corporation shall reserve and keep available, solely for the purpose of issuance upon conversion of outstanding shares of Class A Common Stock, such number of shares of Class B Common Stock as may be issuable upon the conversion of all such outstanding shares of Class A Common Stock, provided, that the Corporation may deliver shares of Class B Common Stock which are held in the treasury of the Corporation for shares of Class A Common Stock converted. All shares of Class B Common Stock which may be issued upon conversion of shares of Class A Common Stock will, upon issuance, be fully paid and nonassessable. The aggregate amount of stated capital represented by shares of Class B Common Stock issued upon conversion of shares of Class A Common Stock shall be the same as the aggregate amount of stated capital represented by the shares of Class A Common Stock so converted.

               (ii) Shares of Class B Common Stock issued upon conversion of shares of Class A Common Stock shall be issued to or registered in the names of the beneficial owners (as defined in Section E below) thereof and not in "street" or "nominee" names; provided, however, that shares of Class A Common Stock registered either in "street" or "nominee" names as of the effective date of this Restated Certificate of Incorporation, may continue to be registered in such names when issued as shares of Class B Common Stock upon conversion of the Class A Common Stock, provided such registered owner files a certificate with the Corporation identifying the names of all beneficial owners of such shares. If there is more than one beneficial owner of shares of Class B Common Stock, the shares may be registered in the name of one such beneficial owner, provided such registered owner files a certificate with the Corporation identifying the names of all beneficial owners of such shares. The Corporation may, in connection with preparing a list of stockholders entitled to vote at any meeting of stockholders, or as a condition to the registration of shares of Class B Common Stock on the Corporation's books, require the furnishing of such affidavits or other proof as it deems necessary to establish that the registered owner of such shares is in fact the beneficial owner, or to establish the identity of the economic owner (as defined in Section E below) of such shares.

               (iii) The Corporation shall note on the certificates for shares of Class B Common Stock issued upon conversion of shares of Class A Common Stock that the shares represented by such certificates are subject to the

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

     restrictions on transfer and registration of transfer imposed by Section E below.

         E.  Automatic Conversion of Class B Common Stock Upon Non-Permitted
             ---------------------------------------------------------------
             Transfer of Class B Common Stock.
             --------------------------------

             (i) No person holding shares of Class B Common Stock may transfer, and the Corporation shall not register the transfer of, any share of Class B Common Stock, whether by sale, assignment, merger, consolidation, gift, bequest, appointment or otherwise, except to a Permitted Transferee (as defined below) of the economic owner of the share of Class B Common Stock (the "Class B Holder") (such transfer being referred to herein as a "Permitted Transfer"). Any purported transfer of economic, record or beneficial ownership of shares of Class B Common Stock other than in accordance with the terms of this Section E shall, without any act on anyone's part, result in the conversion of each share of the purportedly transferred shares of Class B Common Stock into one share of Class A Common Stock effective on the date of such purported transfer, and the stock certificates formerly representing such shares of Class B Common Stock shall thereupon and thereafter be deemed to represent such number of shares of Class A Common Stock. The term Permitted Transferee has the following meanings with respect to each Class B Holder:

                 (a) the following persons shall be "Permitted Transferees" of each Class B Holder who is a natural person:

                       1. The spouse or former spouse of such Class B Holder,
                   any lineal descendant of a grandparent of such Class B Holder or a grandparent of the spouse or former spouse of such Class B Holder and any spouse or former spouse of such lineal descendant (such lineal descendants, their spouses or former spouses and the spouse or former spouses shall constitute such Class B Holder's "Family Members");

                       2. A voting trust, or, the trustee or trustees of such
                   voting trust solely in their capacities as trustees of such voting trust, of which a Controlling Number (as defined in clause (iii) of this Section E) of such trustees are any of the following (each a "Qualified Person"): such Class B Holder, one of such

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                   Class B Holder's Family Members or an executive officer (as defined in Rule 3b-7 of the General Rules and Regulations under the Exchange Act, as in effect on April 1, 1992) of the Corporation or any wholly owned subsidiary of the Corporation;

                       3. A trust (other than a voting trust) or, the trustee or
                   trustees of such trust solely in their capacities as trustees of such trust, solely for the benefit of such Class B Holder or one or more of such Class B Holder's Permitted Transferees described in any subclause of this clause (a) other than subclause (2) or this subclause (3);

                       4. Any organization contributions to which are deductible
                   for federal income, estate or gift tax purposes or any split-interest trust described in Section 4947 of the Internal Revenue Code of 1986, as it may from time to time be amended, if a Controlling Number of the members of the Board of Directors or other governing body or group having the ultimate authority, inter alia, to vote, dispose or
                                       ----- ----
                   direct the voting or disposition of the shares of Class B Common Stock held by such organization ("Governing Body") are Qualified Persons (a "Charitable Organization");

                       5. A corporation of which a majority of the outstanding
                   shares of capital stock entitled to vote generally for the election of directors is beneficially owned by and under the control of, or a partnership of which a majority of the partnership interests entitled to participate in the management of the partnership are beneficially owned by and under the control of, such Class B Holder or his or her Permitted Transferees described in any subclause of this clause (a) other than this subclause (5); and

                       6. If the Class B Holder is deceased, bankrupt or
                   insolvent, the estate of such Class B Holder.

                         (b) the following persons shall have the "Permitted
               Transferees" as indicated:

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

                       1. In the case of any corporation which is a Class B
                   Holder, "Permitted Transferee" means (X) any person with economic ownership of a majority of the outstanding shares of capital stock entitled to vote generally for the election of directors of such corporation as of the effective date of this Restated Certificate of Incorporation, and the Permitted Transferees of such person, or (Y) any entity which is more than 90% owned by such corporation.

                       2. In the case of any partnership which is a Class B
                   Holder, "Permitted Transferee" means (X) each of the partners of such partnership as of the effective date of this Restated Certificate, and the Permitted Transferees of such partners, provided that either such partnership or the general partner(s) of such partnership retains all voting rights with respect to the Class B Common Stock or (Y) any partner of a limited partnership, or affiliate of such partner of a limited partnership, provided such limited partnership was a party to, or had agreed to be bound by, a contract with the Corporation for the purchase of shares of Preferred Stock of the Corporation as of the effective date of this Restated Certificate of Incorporation and provided further that such partner, or affiliate of such partner, as the case may be, in its individual capacity, separately agrees to be bound by the terms of such contract.

                       3. In the case of a revocable trust which is a Class B
                   Holder, "Permitted Transferee" means (x) with respect to shares of Class B Common Stock held by such trust as a Class B Holder, the settlor of such trust and Permitted Transferees of such settlor and the beneficiaries of such trust as of the effective date of this Restated Certificate of Incorporation and Permitted Transferees of such beneficiaries, and (y) with respect to each share of Class B Common Stock transferred to such trust in a Permitted Transfer, any person who transferred such share of Class B Common Stock to such trust and any Permitted Transferee of any such transferor, and (z) with respect to each Subsequent Class B Share, any person who is a Permitted Transferee with respect to the share of Class B Common Stock in respect of which such Subsequent Class B Share was issued.

                       4. In the case of a trust (other than a voting trust or a
                   Charitable Organization) which was irrevocable on the effective date of this Restated Certificate of Incorporation, "Permitted Transferee" means with respect to shares of Class B Common Stock held by such trust as a Class B Holder and with respect to each share of Class B Common Stock transferred to such trust in a Permitted Transfer and with respect to each Subsequent Class B Share, any person to whom or for whose benefit principal may be distributed either during or at the end of the term of such trust whether by power of appointment or otherwise.

                       5. In the case of a voting trust or any other trust
                   (other than a Charitable Organization or a trust described in paragraph (3) or (4) above), "Permitted Transferee" means (X) with respect to each share of Class B Common Stock transferred to such trust in a Permitted Transfer, any person who transferred such share of Class B Common Stock to such trust and any Permitted Transferee of any such transferor, and (Y) with respect to each Subsequent Class B Share any person who is a Permitted Transferee with respect to the share of Class B Common Stock in respect of which such Subsequent Class B Share was issued.

                       6. In the case of any Charitable Organization, "Permitted
                   Transferee" means (X) with respect to any share of Class B Common Stock transferred to such Charitable Organization in a Permitted Transfer, the transferor in such Permitted Transfer and any Permitted Transferee of such transferor, and (Y) with respect to each Subsequent Class B Share held by such Charitable Organization, any person who is a Permitted Transferee with respect to the share of Class B Common Stock in respect of which such Subsequent Class B Share was issued.

                       7. In the case of any corporation or partnership (other
                   than a Charitable

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

                   Organization), "Permitted Transferee" means (X) with respect to each share of Class B Common Stock so transferred to such corporation or partnership in a Permitted Transfer, the transferor in such Permitted Transfer and any Permitted Transferee of such transferor, and (Y) with respect to each Subsequent Class B Share held by such corporation or partnership, any person who is a Permitted Transferee with respect to the share of Class B Common Stock in respect of which such Subsequent Class B Share was issued.

                        8. In the case of a holder of Class B Common Stock which
                   is the estate of a deceased, bankrupt or insolvent Class B Holder, "Permitted Transferee" means, with respect to each share of Class B Common Stock transferred to such estate in a Permitted Transfer and with respect to each Subsequent Class B Share, a Permitted Transferee of such deceased, bankrupt or insolvent Class B Holder.

            (ii) Notwithstanding anything to the contrary set forth herein, any Class B Holder may pledge his shares of Class B Common Stock to a pledgee pursuant to a bona fide pledge of such shares as collateral security for indebtedness due to the pledgee, provided that such shares shall not be transferred to or registered in the name of the pledgee and shall remain subject to the provisions of this Section D. In the event of foreclosure or other similar action with respect to such shares by the pledgee, such pledged shares of Class B Common Stock may only be transferred to a Permitted Transferee of the pledgor or converted into shares of Class A Common Stock, as the pledgee may elect; provided however, in the event of foreclosure or other similar action taken with respect to shares of Existing Common Stock pledged prior to the effective date of this Restated Certificate of Incorporation (including any extensions, amendments, or renewals of such pledge, or of any underlying indebtedness for which such shares have been pledged as collateral security, occurring before or after the effective date of this Restated Certificate of Incorporation), such pledged shares may be transferred as Class B Common Stock (i) to the pledgee, whether or not such pledgee is a Permitted Transferee, or (ii) to the pledgor of such shares and Permitted Transferees of such pledgor, whether or not such transfer is a Permitted Transfer.

           (iii)  For purposes of this Section E:

                 (a) The term "Controlling Number" means the minimum number of trustees, in the case of a trust, or members of a Governing Body, in the case of any other form of entity, whose affirmative vote is necessary to take any action on, or whose negative vote, abstention or failure to attend is sufficient to prevent any action with respect to the voting or disposition of shares of capital stock held by such entity.

                 (b) The term "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                 (c) The term "Subsequent Class B Share" means any share of Class B Common Stock issued by the Corporation to a Class B Holder in respect of an existing share of Class B Common Stock held by such Class B Holder.

                 (d) The relationship of any person that is derived by or through legal adoption shall be considered a natural one.

                 (e) A minor for whom shares of Class B Common Stock are held pursuant to the Uniform Gifts to Minors Act, as in effect in any state, or any similar law, shall be considered a Class B Holder.

                 (f) Unless otherwise specified, the term "person" means both natural persons and legal entities.

                 (g) Subject to (iv) below, each reference to a corporation shall include any successor corporation resulting from merger or consolidation, provided such corporation is the surviving corporation, and each reference to a partnership shall include any successor partnership resulting solely from the death, bankruptcy or other withdrawal of a partner.

                 (h) The term "beneficial owner" has the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act, as in effect on April 1, 1992 and the term "economic owner" has the meaning ascribed to the term "beneficial owner" in Rule 16a-1(a)(2) of the Exchange Act, as in effect on April 1, 1992.

            (iv) If at any time after the effective date of this Restated Certificate of Incorporation, any of the following events shall occur:

                 (a) A Controlling Number of the trustees of any voting trust that is a Permitted Transferee of a Class B Holder shall cease to be Qualified Persons;

                 (b) A Controlling Number of the Governing Body of any Charitable Organization that is a Permitted Transferee of a Class B Holder shall cease to be Qualified Persons;

                 (c) A corporation or partnership that first became a Class B Holder as a result of a Permitted Transfer shall thereafter by reason of any transfer of the beneficial ownership of the capital stock or partnership interests thereof cease to be a Permitted Transferee of the transferor in such Permitted Transfer;

                 (d) A majority of the shares of capital stock entitled to vote in the election of directors of a corporation or a majority of the partnership interests of a partnership entitled to participate in the management of a partnership, which in each case was a Permitted Transferee of a Class B Holder as the result of a Permitted Transfer, shall cease to be beneficially owned and controlled by the owners thereof on the first date upon which such corporation or partnership was a Permitted Transferee of such owners; or

                 (e) Any other transferee who at the time of such transfer is a Permitted Transferee, but thereafter shall fail to meet the requirements of a "Permitted Transferee" pursuant to this Section E (an "Unpermitted Transferee"), then such trustee, Charitable Organization, corporation, partnership, majority of stockholders in a corporation, holders of a majority of partnership interests in a partnership or such Unpermitted Transferee shall immediately notify the Corporation of such change in status, and at any time after the occurrence of any such event, the Corporation shall (after receipt of such notice from such trustee, Charitable Organization, corporation, partnership or Unpermitted Transferee or otherwise learning of such change in status) give written notice to the trustees of such voting trust, to the Charitable Organization, or to the corporation, partnership or other Unpermitted Transferee, as the case may be, that, without any further act, each share of Class B Common Stock held by such entity shall be converted into one share of Class A Common Stock effective upon the giving of such notice, and the stock certificates formerly representing the shares of Class B Common Stock held by such entity shall thereupon and thereafter be deemed to represent such shares of Class A Common Stock. In the absence of such notice to the Corporation from the respective holder, the Corporation, may, in its sole discretion, conclusively presume that such trustee, Charitable Organization, corporation, partnership, majority of stockholders in a corporation, holders of a majority of partnership interests in a partnership or such Unpermitted Transferee, as the case may be, is or are entitled to hold Class B Common Stock.

                     (v) Notwithstanding anything to the contrary contained in
                this Section E, any repurchase by the Corporation of Class B Common Stock shall be deemed to be a Permitted Transfer.

                    (vi) Shares of Class B Common Stock issued upon transfer to a Permitted Transferee shall be issued to or registered in the names of the beneficial owners thereof and not in "street" or "nominee" names. If there is more than one beneficial owner of such transferred shares of Class B Common Stock, the shares may be registered in the name of one such beneficial owner, provided such registered owner files a certificate with the Corporation identifying the names of all beneficial owners of such shares. The Corporation may, in connection with preparing a list of stockholders entitled to vote at any meeting of stockholders, or as a condition to the transfer or the registration of shares of Class B Common Stock on the Corporation's books, require the furnishing of such affidavits or other proof as it deems necessary to establish that the registered owner of such shares is in fact the beneficial owner of such shares, or to establish the identity of the economic owner, as the case may be, of such shares or to establish that any transferee of such shares is a Permitted Transferee of a Class B Holder.

                   (vii) The Corporation shall note on the certificates for
                shares of Class B Common Stock issued upon transfer that the shares represented by such certificates are subject to the restrictions on transfer and registration of transfer imposed by this Section E.

         F. Optional Conversion of the Class B Common Stock. At any time after
            -----------------------------------------------
the effective date of this Restated Certificate of Incorporation, each fully paid share of the Class B Common Stock may be converted at the election of the holder thereof into one share of Class A Common Stock. Any holder of shares of Class B Common Stock may elect to convert any or all of such shares at one time or at various times in such holder's discretion. Such rights shall be exercised by the surrender of the certificate representing each share of Class B Common Stock to be converted to the Corporation at its principal executive offices, accompanied by a written notice of the election by the holder thereof to convert and (if so required by the Corporation) by instruments of transfer, in form satisfactory to the Corporation, duly executed by such holder or his duly authorized attorney. The issuance of a certificate or certificates for shares of Class A Common Stock upon conversion of shares of Class B Common Stock shall be made without charge for any stamp or other similar tax in respect of such issuance. However, if any such certificate or certificates is or are to be issued in a name other than that of the holder of the shares of Class B Common Stock to be converted, the person or persons requesting the issuance thereof shall pay to the Corporation the amount of any tax which may be payable in respect of any such transfer, or shall establish to the satisfaction of the Corporation that such tax has been paid. As promptly as practicable after the surrender for conversion of a certificate or certificates representing shares of Class B Common Stock and payment of any tax as hereinabove provided, the Corporation will deliver to, or upon the written order of, the holder of such certificate or certificates, a certificate or certificates representing the number of shares of Class A Common Stock issuable upon such conversion. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of the surrender of the certificate or certificates representing shares of Class B Common Stock (or, if the transfer books of the

Corporation shall be closed on such date, then immediately prior to the close of business on the first date thereafter that said books shall be open), and all rights of such holder arising from ownership of shares of Class B Common Stock shall cease at such time and the person or persons in whose name or names that certificate or certificates representing shares of Class A Common Stock are to be issued shall be treated for all purposes as having become the record holder or holders of such shares of Class A Common Stock at such time and shall have and may exercise all the rights and powers appertaining thereto. The Corporation shall reserve and keep available, solely for the purpose of issuance upon conversion of outstanding shares of Class B Common Stock, such number of shares of Class A Common Stock as may be issuable upon the conversion of all such outstanding shares of Class B Common Stock, provided, that the Corporation may deliver shares of Class A Common Stock which are held in the treasury of the Corporation for shares of Class B Common Stock converted. All shares of Class A Common Stock which may be issued upon conversion of shares of Class B Common Stock will, upon issuance, be fully paid and nonassessable. The aggregate amount of stated capital represented by shares of Class A Common Stock issued upon conversion of shares of Class B Common Stock shall be the same as the aggregate amount of stated capital represented by the shares of Class B Common Stock so converted.

         G. Mandatory Conversion of Class B Common Stock. At any time after the
            --------------------------------------------
Initial Conversion Period when the number of outstanding shares of Class B Common Stock as reflected on the stock transfer books of the Corporation falls below 7-1/2% of the aggregate number of the issued and outstanding shares of Class A Common Stock and Class B Common Stock of the Corporation, or the Board of Directors and the holders of a majority of the outstanding shares of Class B Common Stock approve the conversion of all of the shares of Class B Common Stock into Class A Common Stock, then, immediately upon the occurrence of either such event, without any further act, the outstanding shares of Class B Common Stock shall be converted into shares of Class A Common Stock in accordance with Section F above. In the event of such a conversion, certificates formerly representing outstanding shares of Class B Common Stock shall thereupon and thereafter be deemed to represent the number of shares of Class A Common Stock into which such shares of Class B Common Stock are convertible.

         H. Other Rights.  Except as otherwise required by the Delaware General
            ------------
Corporation Law or as otherwise provided in this Restated Certificate of Incorporation, each share of Class A Common Stock and each share of Class B Common Stock shall have identical powers, preferences, rights and privileges.

         I.  Issuance of the Common Stock and the Preferred Stock.  The Board of
             ----------------------------------------------------
Directors of the Corporation may from time to time authorize by resolution the issuance of any or all shares of the Common Stock and the Preferred Stock herein authorized in accordance with the terms and conditions set forth in this Restated Certificate of Incorporation for such purposes, in such amounts, to such persons, corporations, or entities, for such consideration, and in the case of the Preferred Stock, in one or more series or classes, all as the Board of Directors in its discretion may determine and without any vote or other action by the stockholders, except as otherwise required by law.

     FIFTH:  For the management of the business and for the conduct of the
     -----
affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders, it is further provided that:

                 (a) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authorities herein or by statute expressly conferred upon it, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the laws of the State of Delaware, of this Restated Certificate of Incorporation and the By-Laws of the Corporation;

                 (b) The number of directors of the Corporation shall be as specified in the By-Laws of the Corporation but such number may from time to time be increased or decreased in such manner as may be prescribed by the By-Laws. Commencing at the 1992 annual meeting of stockholders, the directors shall be divided into three classes, designated Class A, Class B and Class C, respectively, with the initial term of office of the initial Class A directors to expire at the 1993 annual meeting of stockholders, the initial term of office of the initial Class B directors to expire at the 1994 annual meeting of stockholders, and the initial term of office of the initial Class C directors to expire at the 1995 annual meeting of stockholders. At each subsequent annual meeting of stockholders following the initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. Each director shall hold office until the annual meeting of the stockholders held in the year in which his term expires and his successor is duly elected and qualified, or until his earlier death, resignation or removal in the manner provided herein. Directors shall be allocated as evenly as possible to the three classes;

                 (c) Newly created directorships resulting from any increase in the authorized number of directors or any vacancy in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or otherwise shall, unless otherwise provided by law or by resolution of the Board of Directors, be filled by a majority vote of the directors then in office, though less than a quorum, or by a sole remaining director, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class of directors to which they have been chosen expires. If there are no directors in office, any officer or stockholder may call a special meeting of stockholders in accordance with the provisions of the By-Laws of the Corporation, at which meeting such vacancies shall be filled. No decrease in the authorized number of directors shall shorten the term of any incumbent director; and

                 (d) Unless and except to the extent that the By-Laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot. Directors need not be stockholders.

     SIXTH:  No director shall be personally liable to the Corporation or any
     -----
stockholder for monetary damages for breach of fiduciary duty as director, except, in addition to any and all other requirements for such liability, (i) for any breach of such directors' duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) to the extent provided under Section 174 of the

Delaware General Corporation Law, or (iv) for any transaction for which such director derived an improper personal benefit. Neither the amendment nor repeal of this Article SIXTH nor the adoption of any provision of this Restated Certificate of Incorporation inconsistent with this Article SIXTH shall reduce, eliminate, or adversely affect the effect of this Article SIXTH in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article SIXTH, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

     SEVENTH:  The Corporation shall indemnify each officer, director, employee
     -------
or agent of the Corporation (and his or her heirs, successors and administrators) to the fullest extent permitted by law, subject to any limitations set forth in the By-Laws.

     EIGHTH:  Stock Ownership and Governmental Regulations
     ------   --------------------------------------------

                 (a) Requests for Information. So long as the Corporation or any
                     ------------------------
         of its subsidiaries holds any authority or licenses from, or has any contracts with or obligations to, any recognized governmental authority, or if the Corporation has a good faith reason to believe that the ownership, or proposed ownership, of shares of stock of the Corporation by any stockholder or any person presenting any shares of stock of the Corporation for transfer into his name (a "Proposed Transferee") may be inconsistent with, or in violation of, any provision of any applicable governmental regulation or law, such stockholder or Proposed Transferee, upon request of the Corporation, shall furnish promptly to the Corporation such information (including without limitation, information with respect to citizenship, other ownership interests and affiliations) as the Corporation shall reasonably request to determine whether the ownership of, or the exercise of any rights with respect to, shares of stock of the Corporation by such stockholder or Proposed Transferee is inconsistent with, or in violation of, any applicable governmental regulation or law.

                 (b) Denial of Rights, Refusal to Transfer. If any stockholder
                     -------------------------------------
         or Proposed Transferee from whom information is requested should fail to respond to such request pursuant to Section (a) of this Article EIGHTH, or the Corporation shall conclude, in its good faith judgment, that the ownership of, or the exercise of any rights of ownership with respect to, shares of stock of the Corporation, by such stockholder or Proposed Transferee, could result in any inconsistency with, or violation of, any applicable governmental regulation or law, so that such inconsistency with or violation of any applicable governmental regulation or law would materially adversely affect the Corporation's business or the business of any of the Corporation's significant subsidiaries, the Corporation may: (i) refuse to permit the transfer of shares of stock of the Corporation to such Proposed Transferee, (ii) suspend the rights of stock ownership the exercise of which would result in any inconsistency with, or violation of, any applicable governmental regulation or law (such refusal of transfer or suspension to remain in effect until the earlier to occur of the following events:
         (x) the requested information has been received, (y) the Corporation has determined that such transfer, or the exercise of such suspended rights as the case may be, is permissible under such governmental regulation or law, or (z) the Corporation exercises its right to redeem such shares pursuant to Section (c) below (provided all the requirements of Section (c) have been met)) or (iii) may redeem such stock pursuant to the requirements of Section (c) below (provided all the requirements of Section (c) have been met). The Corporation may exercise any and all appropriate remedies, in law or in equity, in any court of competent jurisdiction, against any such stockholder or Proposed Transferee, with a view towards obtaining such information or preventing or curing any situation which would cause any inconsistency with, violation of, or failure to comply with, any material additional requirements under any provision of any applicable governmental regulation or law.

                 (c) Redemption of Stock. Notwithstanding any other provision of
                     -------------------
         this Restated Certificate of Incorporation to the contrary, the Corporation, in its sole discretion, may redeem any or all shares of the Corporation's outstanding stock pursuant to Section 151(b) of the Delaware General Corporation Law or any other applicable provision of law, to the extent necessary to prevent the loss or secure the reinstatement of any license or franchise from any governmental agency held by the Corporation or any of its subsidiaries to conduct any portion of the business of the Corporation or any of its subsidiaries, which license or franchise is conditioned upon some or all of the holders of the Corporation's stock possessing prescribed qualifications, according to the following terms:

                     (1) The redemption price of the shares to be redeemed
                 pursuant to this Article EIGHTH shall be equal to the lesser of
                 (i) the Fair Market Value (as defined below) or (ii) if such stock was purchased by such Disqualified Holder (as defined below) within one year of the Redemption Date (as defined below), such Disqualified Holder's purchase price for such shares;

                     (2) The redemption price of such shares may be paid in
                 cash, Redemption Securities (as defined below) or any combination thereof;

                     (3) If less than all of the shares held by Disqualified
                 Holders are to be redeemed, the shares to be redeemed shall be selected in such manner as shall be determined by the Board of Directors, which may include selection first of the most recently purchased shares thereof, selection by lot or selection in any other manner determined by the Board of Directors;

                     (4) At least thirty (30) days' written notice of the
                 Redemption Date shall be given to the record holders of the shares selected to be redeemed (unless waived in writing by any such holder), provided that the Redemption Date may be the date on which written notice shall be given to record holders if the cash or Redemption Securities necessary to effect the redemption shall have been deposited in trust for the benefit of such record holders and subject to immediate withdrawal by them upon surrender of the stock certificates for their shares to be redeemed;

                     (5) From and after the Redemption Date, any and all rights of whatever nature which may be held by the owners of shares selected for redemption (including without limitation any rights to vote or participate in dividends declared on stock of the same class or series as such shares), shall cease and terminate and they shall thenceforth be entitled only to receive the cash or Redemption Securities payable upon redemption; and

                     (6) Such redemption shall be made in accordance with any
                 other terms and conditions as the Board of Directors shall determine from time to time.

                     (7) For purposes of this Section (c),

             (i) "Disqualified Holder" shall mean any holder of shares of stock of the Corporation whose holding of such stock, either individually or when taken together with the holding of shares of stock of the Corporation by any other holders, may result, in the judgment of the Board of Directors, in the loss of, or the failure to secure the reinstatement of any license or franchise from any governmental agency held by the Corporation or any of its subsidiaries to conduct any portion of the business of the Corporation or any of its subsidiaries.

            (ii) "Fair Market Value" of a share of the Corporation's stock of any class or series shall mean the average Closing Price for such share for each of the 45 most recent days on which shares of stock of such class or series shall have been traded preceding the day on which notice of redemption shall be given pursuant to subparagraph (c)(4) of this Article EIGHTH; provided, however, that if shares of stock of such class or series are not traded on any securities exchange or in the over-the-counter market, "Fair Market Value" shall be determined by the Board of Directors in good faith. "Closing Price" on any day means the reported closing sales price or, in case no such sale takes place, the average of the reported closing bid and asked prices on the principal United States securities exchange registered under the Exchange Act on which such stock is listed, or if such stock is not listed on any such exchange, the highest closing sales price or bid quotation for such stock on the National Association of Securities Dealers, Inc. Automated Quotations System or any similar system then in use, or if no such prices or quotations are available, the fair market value on the day in question as determined by the Board of Directors in good faith.

           (iii) "Redemption Date" shall mean the date fixed by the Board of Directors for the redemption of any shares of stock of the Corporation pursuant to this Article EIGHTH.

            (iv) "Redemption Securities" shall mean (X) any debt or equity securities of the Corporation or any of its subsidiaries or (Y) any debt or equity secu rities of any other corporation unaffiliated with the Corporation, or (Z) any combination thereof, having such terms and conditions as shall be approved by the Board of Directors and which, together with any cash to be paid as part of the redemption price, in the opinion of any nationally recognized investment banking firm selected by the Board of Directors (which may be a firm which provides other investment banking, brokerage or other services to the Corporation), has a value, at the time notice of redemption is given pursuant to subparagraph (c)(4) of this Article EIGHTH, at least equal to the price required to be paid pursuant to subparagraph (c)(1) of this Article EIGHTH (assuming, in the case of Redemption Securities to be publicly traded, such Redemption Securities were fully distributed and subject only to normal trading activity).

                 (d) Legends. The Corporation shall note on the certificates of
                     -------
         its capital stock that the shares represented by such certificates are subject to the restrictions set forth in this Article EIGHTH.

                 (e) Certain Definitions. For purposes of this Article EIGHTH, the word "person" shall include not only natural persons but partnerships, associations, corporations, joint ventures and other entities, and the word "regulation" shall include not only regulations but rules, published policies and published controlling interpretations by an administrative agency or body empowered to administer the provisions of any governmental regulation.

     NINTH:  In furtherance and not in limitation of the powers conferred by the
     -----
laws of the State of Delaware, the Board of Directors is expressly authorized and empowered to make, alter, amend, and repeal the By-Laws. The By-Laws of the Corporation may be amended, altered, changed or repealed, and a provision or provisions inconsistent with the provisions of the By-Laws as they exist from time to time may be adopted, only by the majority of the entire Board of Directors or by the affirmative vote of the holders of record representing not less than sixty-six and two-thirds percent (66-2/3%) of the then outstanding shares entitled to vote generally in the election of directors.

     TENTH:  Except for the provisions in Articles FOURTH, FIFTH, SIXTH,
     -----
SEVENTH, EIGHTH, NINTH, and this Article TENTH, which shall not be amended, altered, changed or repealed except by the approval of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the total number of the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, the Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation (including provisions as may hereafter be added or inserted in this Restated Certificate of Incorporation as authorized by the laws of the State of Delaware) in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other person whomsoever by and pursuant to this Restated Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Article TENTH. From time to time any of the provisions of this Restated Certificate of Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Restated Certificate of Incorporation are granted subject to the provisions of this Article TENTH.

               Executed at Boston, Massachusetts on May 8, 1992.


Attest:                                           CONTINENTAL CABLEVISION, INC.



/s/ W. Lee H. Dunham                              /s/ Michael J. Ritter
--------------------                              ---------------------
W. Lee H. Dunham,                                 Michael J. Ritter, President
Assistant Secretary